Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com
Sard Verbinnen & Co.
Frances Jeter (Houston) / Jared Levy & Patrick
Scanlan (New York)
(832) 687-5120 / (212) 687-8080
Calpine-SVC@sardverb.com

CALPINE CORPORATION STOCKHOLDERS APPROVE ACQUISITION BY INVESTOR CONSORTIUM LED BY ENERGY CAPITAL PARTNERS
(HOUSTON, Texas) — December 15, 2017 – Calpine Corporation (NYSE:CPN), America’s largest generator of electricity from natural gas and geothermal resources, today announced that its stockholders approved the acquisition of Calpine by Energy Capital Partners along with a consortium of investors led by Access Industries and Canada Pension Plan Investment Board for $15.25 per share in cash.
Holders of a majority of the outstanding shares of Calpine’s common stock voted in favor of adopting the merger agreement. The final voting results for all proposals will be filed with the Securities and Exchange Commission in a Current Report on Form 8-K.
The acquisition is expected to be completed during the first quarter of calendar year 2018, subject to satisfaction of the remaining customary closing conditions, including receipt of certain regulatory approvals.
About Calpine
Calpine Corporation is America’s largest generator of electricity from natural gas and geothermal resources with operations in competitive power markets. Our fleet of 80 power plants in operation or under construction represents approximately 26,000 megawatts of generation capacity. Through wholesale power operations and our retail businesses Calpine Energy Solutions and Champion Energy, we serve customers in 25 states, Canada and Mexico. Our clean, efficient, modern and flexible fleet uses advanced technologies to generate power in a low-carbon and environmentally responsible manner. We are uniquely positioned to benefit from the secular trends affecting our industry, including the abundant and affordable supply of clean natural gas, environmental regulation, aging power generation infrastructure and the increasing need for dispatchable power plants to successfully integrate intermittent renewables into the grid. Please visit www.calpine.com to learn more about how Calpine is creating power for a sustainable future.
Calpine’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, has been filed with the Securities and Exchange Commission (SEC) and is available on the SEC’s website at www.sec.gov.

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CALPINE CORPORATION ANNOUNCES STOCKHOLDER APPROVAL OF ACQUISITION
December 15, 2017

Forward Looking Statements
This communication contains certain information, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger involving Calpine and Energy Capital Partners, which may constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially. Such forward looking statements include, among others, statements about the benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations for Calpine and other statements that are not historical facts. Such statements are based on the current beliefs and expectations of the management of Calpine and are subject to significant risks and uncertainties outside of Calpine’s control. These risks and uncertainties include the possibility that the anticipated benefits from the proposed transaction with Energy Capital Partners will not be realized, or will not be realized within the expected time periods; the occurrence of any event, change or other circumstances that could give rise to termination of the proposed transaction agreement; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the announcement of the proposed transaction; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the inability to obtain necessary regulatory approvals of the proposed transaction or the receipt of such approvals subject to conditions that are not anticipated; the risk that a condition to closing the transaction may not be satisfied on a timely basis or at all; the risk that the proposed transaction fails to close for any other reason; the outcome of any legal proceedings related to the proposed transaction; the parties’ ability to meet expectations regarding the timing and completion of the proposed transaction; the impact of the proposed transaction on Calpine’s credit ratings; and other risks described in Calpine’s Form 10-K, Form 10-Q and Form 8-K reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, Calpine does not undertake any obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

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